Exhibit 99.1

CION Investment Corporation Overview & Listing Preparations

Date: Monday, June 21, 2021

Presenter: Mark Gatto

Slide 3: Executive Team & Today’s Presenter

-	Good morning and thank you for joining me today. My name is Mark Gatto, and I am the Co-Chairman and Co-Chief Executive Officer of CION Investment Corporation and Co-Founder of CION Investment Group. I am excited about the opportunity to talk to you and your clients today about CION Investment Corporation and our preparations for the listing of its shares on a national securities exchange. When I refer to CION going forward, please note that I am referring to CION Investment Corporation.
-	Before we begin, let me remind you that today’s presentation includes forward-looking statements, which are based on the belief and assumptions of management and information currently available as of June 21, 2021, and while we believe these to be true, actual results may vary from those set forth in this presentation.

Slide 4: CION Listing Details

-	Beginning the presentation on page 4, as you may be aware, CION’s Board of Directors approved the management team to begin preparing for a potential listing of CION’s shares of common stock on a national securities exchange within the next 6 to 12 months.
-	This contemplated listing event represents a significant milestone for CION and its shareholders, and among other benefits, offers the potential to greatly enhance the liquidity of your shares beyond the share repurchase program currently in place as a non-traded BDC.
-	With this significant milestone in mind, the management team has begun conversations with the New York Stock Exchange around a potential future listing event, including having reserved the ticker symbol ‘CION’.
-	Upon approval by shareholders of the proposals outlined in the Proxy Statement filed with the SEC on May 13, 2021, and subject to market conditions and final approval from the Board of Directors, we intend to list all shares of common stock, subject to staggered liquidity that I will discuss in more detail shortly.
-	Upon listing, and subject to approval by shareholders and as further outlined in the Proxy Statement, CION would amend its Advisory Agreement with CION Investment Management to reduce the Base Management Fee, and reduce the Hurdle and the Incentive Fee rates, bringing CION’s fee structure in-line with similar situated listed BDCs.
-	Further, as described in the Proxy Statement under listing charter amendment proposal #4, up to 1/3rd of shares held by all shareholders will be available for trading upon listing; up to 2/3rd of shares held by all shareholders will be available for trading starting 180 days after listing; and all shares will be available for trading starting 270 days after listing.

Slide 5: Table of Contents

-	As for today’s agenda on page 5, I will focus on five topics this morning.
-	First, I would like to give you an overview of CION and what differentiates our BDC.
-	Second, I would like to highlight the benefits to you and your clients of a potential listing event.
-	Third, I will spend a few minutes discussing how CION is positioned as a potential listed BDC, which is a key factor in determining the appropriateness of preparing for a potential listing.
-	Fourth, I will speak briefly about the listing preparation process and key next steps that we should all be focused on.
-	And, lastly, I will provide an overview of the market opportunity in U.S. direct lending, including CION’s competitive edge in operating in this sector, as well as a quick update on our recent investment activity.
-	One note at the outset, because CION remains in an active proxy solicitation period, we will be unable to conduct a formal Q&A session at the end of the presentation. However, I would like to direct you to www.proxyvote.com to carefully read the proxy materials, including the Proxy Statement, for important information related to all proposals to be considered by CION’s shareholders in anticipation of a listing.

Slide 6: CION Overview & Fund-to-Date Performance

-	Before discussing the benefits of a potential listing, I want to take a few minutes to remind you and your clients of the key investment highlights on slide six that differentiate CION as a top performing BDC:
o	From the commencement of operations in December 2012, CION has provided consistent and resilient credit performance, returning 71.27% through March 31, 2021.
o	CION has achieved this return with a high-quality portfolio of over 90% senior secured loans through rigorous underwriting and low exposure to cyclical industries.
o	CION’s differentiated approach to origination has resulted in over 2,500 transactions reviewed and over $6.5 billion of capital deployed, culminating in a highly diversified portfolio that is anchored by rigorous risk management.
o	CION has maintained conservative leverage amounts, with the potential for an increase in its leverage capacity assuming shareholder approval after listing.

Slide 7: Why a Direct Listing Makes Sense in Today’s Market

-	Turning to slide 7, I would like to provide you with a bit of context on why a potential listing is a good thing for you and your clients and why now is the right time for CION to pursue such a liquidity event.
-	First and foremost, consistent with prior guidance and disclosure, CION historically intended to seek to complete a liquidity event within three to five years after the end of its offering stage or earlier at the Board of Directors’ discretion. Prior to a potential listing, CION’s share repurchase program only provided shareholders with a limited opportunity for liquidity. A listing event would potentially establish a market for trading CION’s shares and consequently, provide shareholders with liquidity. While we hope all shareholders will choose to remain owners of their shares once listed, we understand the importance in providing shareholders with the flexibility to determine the future of their shares.
-	Second, a potential listing provides an opportunity to transition the fee structure under CION’s investment advisory agreement to a post-listing fee structure consistent with listed BDC peers, including a reduction in the base management fee from 2.00% to 1.50% and further to 1.00% upon certain events, a reduction in both the subordinated incentive fee rate and the incentive fee on capital gains rate from 20.0% to 17.5%, and a reduction in the hurdle rate related to the subordinated incentive fee from 7.5% per year to 6.5% per year. Please note that the Proxy Statement includes details on all proposed changes to the advisory agreement.
-	Third, having a listed stock provides CION with a significant amount of flexibility in how it elects to finance itself in the future, including improved access to secured, unsecured and convertible debt markets as well as the potential to complete follow-on offerings of common stock.
-	This potential financing flexibility allows the company to strategically deploy capital to its portfolio companies and ultimately enhance its shareholder return profile.
-	Fourth, having listed shares allows for further diversification and growth in CION’s shareholder base including potentially providing for institutional investor interest as well as benefiting from potential institutional research coverage.
-	And lastly, the public markets for BDC equity is currently supportive of valuations at or near net asset value per share. And specifically, listed BDCs that are focused on senior secured-loans, similar to CION’s investment strategy, are currently trading at a small premium to their respective net asset values. While it’s impossible to accurately predict where CION’s shares will trade as a listed BDC, we think CION is positively positioned relative to its listed BDC peers.
-	In summary, we firmly believe a potential listing is the correct course of action for CION and its shareholders in today’s market.

Slide 8: CION Compares Favorably Against Listed BDCs - Investor Considerations

-	Transitioning to how CION compares relative to current investor sentiment across the listed BDC sector on Slide 8, I would like to simply state that we believe CION is adequately prepared to be a listed BDC.
-	BDC investors seek BDCs with differentiated origination channels, high quality portfolios, requisite scale and liquidity, appropriate target leverage levels given a specific asset profile, consistent and fully covered dividends, and a fee structure that aligns incentives between shareholders and the investment manager.
-	We believe CION stacks up well against all of these investor considerations:
o	CION has access to proprietary, directly originated loans through CION Investment Management’s 18-person team, with 11 credit and direct lending professionals that have an extensive industry network.
o	CION also has a high-quality asset portfolio with 92% senior secured loans diversified across multiple industries with no material industry or portfolio company concentration.
o	CION’s $900MM-plus net asset value provides scale and liquidity to fund CION’s pipeline.

o	CION has diversified sources of financing, showing CION’s ability to secure committed leverage, including issuing unsecured notes and maintaining sizable credit facilities with institutional relationships.
o	Currently CION has $125mm of capacity under its credit facilities.
o	CION has a historical track record of strong dividend coverage.
o	CION will restructure fees upon listing, subject to shareholder approval, as follows:
▪	The base management fee will decline from 2.00% to 1.50% and decline further to 1.00% for any assets purchased with leverage over 1.0x
▪	Incentive fees will also decline, dropping from 20.0% to 17.5%, and the hurdle rate will change from 7.5% to 6.5% per year.

Slide 9: CION vs. Listed BDC Peers – A Deep Dive

-	Turning to CION’s positioning relative to select listed BDC peers. It is clear that CION maintains a strategic focus on senior secured loans to U.S. middle market companies with approximately 92% of its portfolio comprised of senior secured debt investments. As a listed BDC, we will maintain this focus as we continue to see attractive risk-adjusted investment opportunities at the top of the capital structure.
-	Additionally, as you can see on the second chart on this slide 9, CION maintains one of the lowest current leverage levels among listed BDC peers at 0.79x debt-to-equity. CION has a cushion relative to the regulatory limit of the 1940 Act and the requirements of the credit agreements with its lenders, and it is clear that as a listed BDC, CION will have the opportunity to optimize leverage in the future through seeking shareholder approval to reduce its asset coverage from 200% to 150%; however, shareholder approval and the ability to obtain additional debt financing is not guaranteed.

Slide 10: Attractive Relative Dividend Yield Upon Listing

-	Considering CION’s high-quality senior secured focused portfolio and one of the lowest leverage profiles among listed BDC peers, CION delivers attractive relative value returns for its shareholders.
-	CION’s trailing-12 month Net Investment Income yield as a percentage of its net assets is 8.6%, which compares favorably to distribution yields of CION’s listed BDC peers.
-	At listing, we believe CION will continue to offer a compelling distribution yield with the potential benefit of yield enhancement over time given the opportunity to seek approval as a listed BDC for a reduced 150% asset coverage ratio.

Slide 11: Potential Increased Leverage Capacity

-	As mentioned, CION has the potential to reduce its asset coverage ratio from 200% to 150% and consequently, increase its leverage capacity.
-	Subject to shareholder approval of a reduced 150% asset coverage ratio following a potential listing and obtaining additional debt financing on favorable terms or at all, CION anticipates unlocking more than $400mm in incremental borrowing capacity to support Investment Income growth.
-	Among the 16 listed, externally-managed BDCs with market capitalizations greater than $500mm, all 16 have obtained approval to reduce their asset coverage ratio from 200% to 150%, which results in an increase in the amount of leverage that can be borrowed from a ratio of 1 to 1 to a ratio of 2 to 1 when discussed in the context of debt-to-equity.
-	It is important to highlight that a potential post-listing increase in regulatory leverage to 2 to 1 debt-to-equity would be accompanied by (1) no change to CION’s senior secured portfolio orientation, (2) no change to our rigorous underwriting approach, (3) a potential reduction in risk on the basis of an increase in the cushion relative to the regulatory limit under the 1940 Act as compared to where CION operates as a non-traded BDC today, (4) a base management fee reduction to 1.00% on assets financed with leverage over 1.00x Debt / Equity, and most importantly (5) a potential to generate meaningful incremental investment income growth, enhancing shareholder returns and distribution yields over time.

Slide 12: Listing Preparation Process & Key Next Steps

-	With these considerations in mind, I would like to address the listing preparation process and key next steps that you and your clients should be aware of.
-	The first step in facilitating a potential listing was the process of issuing CION’s annual proxy materials to shareholders, which has been completed. As I’ve described, CION is seeking approval from its shareholders to, among other things, amend its charter and amend its investment advisory agreement in anticipation of a listing. If your clients have not yet voted their shares, we ask that you ensure they do so as soon as possible to minimize any potential delays and additional costs.

-	The Company has initiated discussions with the New York Stock Exchange around a listing application, and those conversations are ongoing.
-	CION’s annual shareholder meeting is scheduled to be held virtually on Thursday, July 8, 2021 at 5:00 pm Eastern Time. I encourage you to review the Notice of Annual Meeting of Shareholders and Proxy Statement for details on the business to be conducted at the meeting. If you will not vote at the meeting virtually, I encourage you to cast your vote as promptly as possible using one of the four easy and quick methods described in the Proxy Statement.
-	And lastly, upon shareholder approval of certain proposals at the annual meeting and subject to market conditions as well as final board approvals, we expect to execute final required steps so that the shares will begin to trade on a national securities exchange.

Slide 13: CION vs. Previously Non-Traded BDCs

-	With this listing process in mind, I want to spend a brief minute talking about how CION is differentiated from previously non-traded BDCs that have recently executed direct listings.
-	First, we have thoughtfully positioned CION since its founding in 2012 and right-sized CION to achieve success as a listed BDC with a focus on diversification, and 1st Lien senior secured and floating rate loans.
-	Compared to previously non-traded BDCs, CION is a smaller and more focused BDC that is positioned to make investments that are accretive to the portfolio. A higher percentage of CION’s portfolio is comprised of first lien, senior secured loans when compared to the portfolios of its BDC peers immediately prior to their listings.
-	Additionally, as you can see in the chart on slide 13, a lower percentage of CION’s portfolio is exposed to cyclical industries like Oil and Gas and we believe that CION is generally better positioned to benefit from a rising interest rate environment with a greater percentage of its portfolio invested in floating-rate loans.

Slide 14: U.S. Private Debt Market Growth Opportunity

-	Turning to slide 14 and the overall market opportunity for CION’s investment strategy, we maintain conviction in our positive outlook for U.S. middle-market direct lending.
-	As has been widely reported, the strong demand for middle market debt capital driven by private equity dry powder and specialized lending requirements continues to create favorable opportunities for investment by the BDC sector.
-	The bank underwriting model remains focused on syndicating versus holding investments, which we believe will contribute further to non-bank direct lenders, like CION, having favorable opportunities to provide a flexible, customized, and private solution for borrowers.
-	We expect these trends to persist and continue to support attractive investment opportunities for CION.

Slide 15: BDC Market Strength & Growth Trajectory

-	Drilling down on trends in the BDC market, there are reasons to believe that this sector will continue its strong growth trajectory.
o	Improving economic conditions, fueled by government stimulus and regional economic re-openings post-COVID-19, have resulted in stable-to-improved credit quality within BDC investment portfolios.
o	Further, access to debt is increasing (especially unsecured debt) and at historically low rates.
-	Therefore, BDC NAVs may trend stable-to-higher against the current macroeconomic backdrop, with market and economic conditions acting as a tailwind to BDCs.
-	Lastly, listed BDCs that are both scaled and maintain portfolios focused on senior secured loans, on average, currently trade at approximately a 3.0% premium to their respective net asset values.
-	Notably, this category of listed BDCs has fully recovered to pre-pandemic valuation levels from the declines experienced during the onset of the COVID-19 pandemic in late 2019 and early 2020.

Slide 16: CION’s Competitive Edge

-	Given our current outlook on the prospects for middle-market direct lending and the current tailwinds for the BDC industry, we believe CION has demonstrated a competitive edge to fully realize the benefits of these trends. Specifically,
o	CION’s eight years of consistent performance has resulted in a 71.27% total return since inception.

o	With $1.7 billion in assets, and a portfolio spread over twenty-two different industries, CION provides investors with scale and diversification.
o	This performance and diversification results from CION’s established origination platform, which has reviewed over 2,500 transactions and deployed over $6.5 billion of capital.
o	Further, CION’s underwriting focuses on quality first. 97% of current portfolio companies are backed by Private Equity firms or other institutional platforms. 92% of CION’s holdings are senior secured. From inception CION’s annualized loss rate is only 0.11%.

Slide 17: CION’s Track Record Managing 1st & 2nd Lien Loans

-	The next slide, number 17, has more detail about CION’s strong track record managing first and second lien loans. CION has total invested capital of $5.0 billion of first lien loans and $1.2 billion of second lien loans from inception through 3/31/2021.
-	Our conservative investment approach and rigorous underwriting standards are demonstrated by a cumulative annualized loss rate of only 0.12% for first lien loans and -0.01% for second lien loans.

Slide 18: Portfolio Highlights – Focused on Directly Originated Senior Debt

-	As you can see on this slide, CION’s investment portfolio is primarily focused on directly originated senior debt, with 92% of the portfolio comprised of senior secured debt investments as of 3/31/2021, with an average yield on debt investments of 9.0%.
-	And only 0.5% of CION’s portfolio investments at fair value are on non-accrual status.

Slide 19: CION’s Portfolio: Diverse with Minimal Exposure to Cyclical Industries

-	Turning to the portfolio highlights on slide 19, CION’s portfolio is diversified across 22 industries, with the top 10 investments representing approximately 22% of total portfolio value.
-	Furthermore, CION’s portfolio has a lower percentage allocated to select cyclical industries, such as Hotel, Gaming and Leisure, Oil and Gas, and Automotive, as compared to the LSTA Index.

Concluding Remarks

-	In conclusion, as you can tell we are very excited about this potential significant milestone for CION Investment Corporation. Thank you for informing your clients about the proxy materials and the importance of voting their shares at their earliest convenience.
-	In addition to obtaining shareholder approval for certain proposals described in the Proxy Statement, we still have some things to accomplish prior to the proposed listing, including, finalizing discussions and completing the listing application process with the NYSE.
-	On behalf of management and the Board of Directors of CION Investment Corporation, we thank you for joining us today and for your and your client’s continued support of the fund. We look forward to updating you in the future as our progress on the listing process evolves. Thanks again and have a great rest of your day.